UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 19, 2022

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2022, the Board of Directors (the “Board”) of Marvell Technology, Inc. (the “Company”) approved the appointment of Sara Andrews to the Board effective April 19, 2022. Ms. Andrews will stand for election at the 2022 annual meeting of stockholders expected to be held on June 23, 2022. The Board has determined Ms. Andrews to be “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

Ms. Andrews, age 58, joined Experian as Chief Information Security Officer in April 2022. She served as Senior Vice President and Chief Information Security Officer at PepsiCo, Inc., a multi-national food and beverage company, from July 2014 to April 2022. Prior to joining PepsiCo, Inc., she served as Chief Network Security Officer of Verizon Communications, Inc. from June 1997 to July 2014. Ms. Andrews has served on the board of directors of Mandiant, Inc. since August 2022. Ms. Andrews holds a Bachelor of Industrial Engineering from Auburn University and a Master of Business Administration from Brenau University.

There are no family relationships between Ms. Andrews and any other director or executive officer of the Company. Nor are there any transactions between Ms. Andrews or any member of her immediate family and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. Andrews and any other persons or entities pursuant to which Ms. Andrews was appointed as a director of the Company.

Ms. Andrews will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual director retainer of $75,000 and an annual equity grant of restricted stock units valued at $235,000, which will be granted on the date of the 2022 annual meeting of stockholders. In addition, upon joining the Board, Ms. Andrews received a restricted stock unit award valued in an amount equal to a prorated portion of the annual equity grant, which prorated grant will vest on the date of the 2022 annual meeting of stockholders.

Also on April 19, 2022, Ms. Bethany Mayer gave notice to the Board of her intention not to stand for re-election at the Company’s 2022 annual meeting of stockholders.

A copy of the press release announcing Ms. Andrews’s appointment and Ms. Mayer’s decision not to stand for re-election is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 20, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: April 20, 2022	By:	/s/ Mark Casper
Mark Casper
Senior Vice President and General Counsel